UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2026
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 25, 2026, Starbucks Corporation (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The matters submitted to a vote at the Annual Meeting and the voting results of such matters are as follows:
Proposal 1 - Election of Directors
The Company’s shareholders elected each of the eleven directors nominated by the Company’s Board of Directors to serve until the 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified. The following is a breakdown of the voting results:

Name of Nominee	For	Against	Withheld	Broker Non-Votes
Ritch Allison	846,955,724	28,832,837	1,081,482	127,972,619
Andy Campion	764,749,951	110,976,652	1,143,440	127,972,619
Beth Ford	808,145,942	66,979,908	1,744,193	127,972,619
Jørgen Vig Knudstorp	828,586,462	46,185,327	2,098,254	127,972,619
Marissa Mayer	867,967,230	7,925,365	977,448	127,972,619
Neal Mohan	865,313,815	10,401,952	1,154,276	127,972,619
Dambisa Moyo	864,744,438	11,015,863	1,109,742	127,972,619
Brian Niccol	830,353,482	43,094,658	3,421,903	127,972,619
Daniel Servitje	841,710,171	33,992,034	1,167,838	127,972,619
Mike Sievert	863,809,451	11,894,524	1,166,068	127,972,619
Wei Zhang	855,876,306	19,854,913	1,138,824	127,972,619

Proposal 2 - Advisory Resolution on Executive Compensation
At the Annual Meeting, the shareholders approved, on a nonbinding, advisory basis, the compensation paid to the Company’s named executive officers. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
774,932,476	99,362,557	2,575,010	127,972,619

Proposal 3 - Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026
At the Annual Meeting, the shareholders approved the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2026. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
965,325,253	38,304,225	1,213,184	——

Proposal 4 - Shareholder Proposal Requesting Supermajority Shareholder Voting Requirements be Replaced with Majority Voting Requirements
At the Annual Meeting, the shareholders approved a shareholder proposal requesting supermajority shareholder voting requirements be replaced with majority voting requirements. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
823,985,324	17,573,051	30,866,556	132,323,108

Proposal 5 - Shareholder Proposal Requesting Adoption of an Independent Board Chair Policy
At the Annual Meeting, the shareholders did not approve a shareholder proposal requesting adoption of an independent board chair policy. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
107,793,749	763,797,502	5,278,792	127,972,619

Proposal 6 - Shareholder Proposal Requesting a Report on the Company’s Apparent Exclusion of Detransitioning in its Healthcare Coverage
At the Annual Meeting, the shareholders did not approve a shareholder proposal requesting a report on the Company’s apparent exclusion of detransitioning in its healthcare coverage. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
8,169,593	861,170,343	7,530,107	127,972,619

Proposal 7 - Shareholder Proposal Requesting a Report on Median Compensation and Benefits Gaps as They Address Reproductive and Gender Dysphoria Care
At the Annual Meeting, the shareholders did not approve a shareholder proposal requesting a report on median compensation and benefits gaps as they address reproductive and gender dysphoria care. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
5,153,879	864,501,617	7,214,547	127,972,619

Proposal 8 - Shareholder Proposal Requesting a Report on the Company’s Use of Diagnostic Tools Created by Politicized Corporate Partners
At the Annual Meeting, the shareholders did not approve a shareholder proposal requesting a report on the Company’s use of diagnostic tools created by politicized corporate partners. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
6,335,450	863,459,994	7,074,599	127,972,619

Proposal 9 - Shareholder Proposal Requesting a Report on the Risks of the Company Excluding Religious Charities from its Employee-Gift Match Program
At the Annual Meeting, the shareholders did not approve a shareholder proposal requesting a report on the risks of the Company excluding religious charities from its employee-gift match program. The following is a breakdown of the voting results:

For	Against	Abstain	Broker Non-Votes
5,749,240	864,268,337	6,852,466	127,972,619
The above proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 26, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	March 30, 2026
		By:	/s/ Joshua C. Gaul
Joshua C. Gaul
vice president, assistant general counsel and corporate secretary